Exhibit 99(c)

Management’s Statement on Financial Reporting

The information and representations in this Report have been prepared by management. The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles and, where appropriate, reflect management’s best estimates and judgements. The financial information presented throughout this Report is consistent with the data presented in the consolidated financial statements.

Systems of internal accounting control are maintained in order to assure on a reasonable basis the reliability of this financial information. These systems include formal policies and procedures, the careful selection and training of qualified personnel and an organization providing for appropriate delegation of authority and segregation of responsibilities. These systems are monitored by our internal auditors who perform extensive tests and related procedures at major locations worldwide. Our independent auditors, whose report on their audit examinations of the consolidated financial statements appears above, also review our systems of internal accounting control in accordance with Canadian and United States generally accepted auditing standards for the purpose of expressing their opinion on the consolidated financial statements.

Financial management personnel, our internal auditors and our independent auditors meet with the Audit Committee of the Board of Directors at least four times a year to report on accounting, auditing, internal accounting control and financial reporting matters. The Audit Committee also has other duties which are summarized on page 84. This Report has been reviewed and approved by the Board of Directors.

Scott Hand                                                                  Farokh Hakimi

Chairman and Chief Executive Officer                      Executive Vice-President and Chief Financial Officer

February 4, 2003